Exhibit 10.54

ZELTIQ AESTHETICS, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

ZELTIQ Aesthetics, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the ZELTIQ Aesthetics, Inc. 2012 Stock Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.
Initial Vesting Date:
Vested Units:
Except as provided in the Restricted Stock Units Agreement and provided that the Participant's Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
Prior to Initial Vesting Date
On the Initial Vesting Date Month XX, 20XX
Plus
For each additional full month of the Participant's Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional
Superseding Agreement:	NONE

The terms and conditions of the Superseding Agreement shall, notwithstanding any provision of the Restricted Stock Units Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Units Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

ZELTIQ AESTHETICS, INC.	PARTICIPANT

By:
Mark J. Foley	Signature
President and Chief Executive Officer
Date

By:	Address
Sergio Garcia
SVP, General Counsel and Corporate Secretary